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                                                                   EXHIBIT 4.4.8
                             SEVENTH AMENDMENT TO
                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

     THE SEVENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Seventh Amendment") is made and entered into as of the 30th day of September, 1998, by and among AEROVOX INCORPORATED, A Delaware corporation having its principal place of business at 740 Belleville Avenue, New Bedford, Massachusetts 02175 (the "Borrower"), BHC AEROVOX, LTD., a corporation organized under the laws of the United Kingdom (the "Guarantor"), and BANKBOSTON, N.A (f/k/a The First National Bank of Boston) (the "Bank"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

     WHEREAS, the Borrower, Aerovox Aero M, Inc., (predecessor in interest to the Guarantor under the Loan Documents) and the Bank entered into an Amended and Restated Revolving Credit Agreement dated as of July 8, 1993, and amended as of August 30, 1994, December 29, 1995, May 15, 1996, November 1, 1996, February 14,
1997 and February 27, 1998 (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Bank extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Bank, the Borrower and the Guarantor have agreed to modify certain terms and conditions of the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS.  Capitalized terms used herein without definition have
          ------------
the meanings ascribed to them in the Credit Agreement.

     2.   AMENDMENT TO  (S)1.1 OF THE CREDIT AGREEMENT.   (S)1.1 of the Credit
          --------- --  ------ -- --- ------ ----------
Agreement is hereby amended to add the following definition:

     "ADJUSTED CONSOLIDATED OPERATING CASH FLOW.  For any period, an amount
      -------- ------------ --------- ---- ----
equal to (i) the sum of (A) EBIT for such period (net of non-recurring items),

plus (B) depreciation, and amortization an all other noncash charges for such
----
period, less (ii) the sum of (A) cash payment for all income taxes paid during
        ----
such period, plus (B) Capital Expenditures for such period to the extent
             ----
permitted by (S)8.4, provided, however, that Capital Expenditures financed by
                     --------  -------
term debt shall be excluded in computing Adjusted Consolidated Operating Cash Flow."

     3.   ADDITION OF (S)2.13 OF THE CREDIT AGREEMENT.  Section 2.13 is hereby
          -------- -- ------- -- --- ------ ----------
added to the Credit Agreement immediately following (S)2.12 thereof, which
(S)2.13 shall read as follows:

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 (S)2.13. LOCK BOX PROVISION
 -------- ---- --- ---------

     (a) The Borrower agrees to deliver to the Bank an agreement, in form and substance satisfactory to the Bank, from Wachovia Bank concerning the Bank's interest in the lock box accounts in the name of the Borrower at such financial institution (the "Agency Agreement") executed by the Borrower and Wachovia Bank.

     (b) The Borrower agrees to that all payments received by the Bank pursuant to the Agency Agreement will be the sole and exclusive property of the Bank. If, notwithstanding the existence of the lock box accounts, the Borrower receives any cash proceeds of any of the Collateral, whether in the form of money, check or otherwise, the Borrower will hold such cash proceeds in trust for the benefit of the Bank in turn such cash proceeds promptly over to the Bank in the identical form received, with appropriate endorsements. The Bank shall, on the second Business Day immediately following the day of the Bank's receipt of payments pursuant to the Agency Agreement of cash proceeds from the Borrower or on such later date as the Bank determines that good funds will be received, and on a provisional basis until final receipt of good funds, credit to the Obligations as contemplated by (S)2.13(c) all such cash proceeds which are in the form of money, checks or like items. For purposes of the foregoing provisions of this (S)2.13(b), the Bank shall not be deemed to have received any such cash proceeds on any day unless received by the Bank before 3:00 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credit shall be subject to reversal if final collection in good funds of the related item is not received by the Bank in accordance with the Bank's customary procedures and practices for collecting provisional items.

     (c)  All payments to be applied towards the Obligations pursuant to
          (S)2.13(b) shall, except as otherwise provided, be applied to the Obligations as follows: (i) first, to any Unpaid Reimbursement
                                      -----
          Obligations; (ii) second, to any interest on the Loans then due and
                            ------
          payable (and if interest is due and payable on more than one Loan, in such order as the Bank may determine in its own discretion); (iii) third, (A) first, to the outstanding principal amount of the Revolving
          -----
          Credit Loans, and (B) second to any other outstanding Obligations,
          (iv) fourth, unless the Bank shall otherwise elect, as cash collateral
               ------
          for any settlement of provisional credit; and (v) fifth, the excess,
                                                            -----
          if any, shall be credited to the Borrower's operating account with the Bank. In the event that the Bank shall elect at any time not to apply the payment as contemplated by the foregoing clause (iv), such election shall not be deemed a waiver of the Bank's rights to apply payments pursuant to such clause at a later time, and the Bank shall be entitled to apply payments pursuant to such at such later time and from time to time thereafter."

          4.   AMENDMENT OF (S)4.1 OF THE CREDIT AGREEMENT.  Section 4.1 of the
               --------- --    --- -- --- ------ ---------
Credit

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Agreement is hereby amended to add the following subsections (c) and (d):

          "[(S)4.1] (C) COLLATERAL MANAGEMENT FEE.  The Borrower agrees to pay a
                        ---------- ---------- ---
collateral management fee to the Bank in the amount of $600.00 per month, payable in advance on the first day of each month commencing with October, 1998, for as long as any Obligations remain outstanding.

          "[(S)4.1] (D) RESTRUCTURING FEE. The Borrower agrees to pay a
                        ------------- ---
     restructuring fee of $25,000, $15,000 of which has been paid previously in consideration of the covenant waived at June 30, 1998. The balance of $10,000 shall be paid on the earlier of (i) November 30, 1998 and (ii) the Closing of the contemplated restructure of the Obligations."

     5.   ADDITION OF (S)6.18  OF THE CREDIT AGREEMENT.  Section 6.18 is hereby
          -------- --    ---- --- --- ------ ----------
added to the Credit Agreement immediately following (S)6.17 thereof, which
(S)6.18 shall read as follows:

          "(S)6.18. CONSIGNED INVENTORY.  As soon as practicable (but in no
                    --------- ---------
event fewer than ten (10) business days) before Borrower, as consigner, agrees to deliver goods on consignment to any entity or any location in addition to or otherwise different from those listed on the Perfection Certificate Supplement attached hereto as Exhibit A, the Borrower will inform the Bank of the full name and mailing address of such entity and the location where such goods will be kept, and will provide to the Bank such other information regarding such agreement, entity and location as the Bank reasonably may request. Borrowing Base eligibility for such consigned inventory will not be granted until the Bank, in its sole discretion, grants such eligibility."

     6.   AMENDMENT TO (S)6.2 OF THE CREDIT AGREEMENT.  (S)6.2 of the
          --------- -- ------ -- --- ------ ----------
Credit Agreement is hereby amended to delete the reference to "370 Faunce Corner Road, North Dartmouth, Massachusetts" and to substitute in place thereof "740 Belleville Avenue, New Bedford, Massachusetts 02745."

     7.   AMENDMENT TO (S)6.9 OF THE CREDIT AGREEMENT.  (S)6.9 of the
          --------- -- ------ -- --- ------ ----------
Credit Agreement is hereby amended to designate the current (S)6.9 as subsection 6.9(a) and to add the following sentence at the end of such subsection:

     "For each day that the Bank or its designated representative is conducting such inspection, the Borrower shall pay an auditing charge of $650 per day plus expenses."

     8.   AMENDMENT TO (S)6.9 OF THE CREDIT AGREEMENT.   (S)6.9 of the Credit
          --------- -- ------ -- --- ------ -----------
Agreement is hereby amended to add the following as subsection 6.9(b):

          [(S)6.9](B) "In connection with any inspection conducted pursuant to
(S)6.9(a) hereof, the Bank shall have the right to contact any of the Borrower's account debtors directly to verify the information in such books and records."

     9.   AMENDMENT TO (S)8.1 OF THE CREDIT AGREEMENT.  (S)8.1 of the Credit
          --------- -- ------ -- --- ------ ----------
Agreement is

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hereby deleted in its entirety and the following substituted in place thereof:

          "(S)8.1. DEBT TO WORTH RATIO.  As at the end of any fiscal quarter
                   ---- -- ----- ------
     commencing with the fiscal quarter ending September 30, 1998, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall be 2.50:1 or less."

     10.  AMENDMENT TO (S)8.3. OF THE CREDIT AGREEMENT.  (S)8.3 of the Credit
          --------- -- ------- -- --- ------ ---------
Agreement is hereby deleted in its entirety and the following substituted in place thereof:

          "(S)8.3. DEBT SERVICE COVERAGE.  As of the end of any fiscal quarter
                   ---- ------- --------
     commencing with the fiscal quarter ending September 30, 1998, the ratio of Adjusted Consolidated Operating Cash Flow to Consolidated Financial Obligations for the quarter just ended together with the immediately preceding three quarters shall not be less than 1.25:1."

     11.  AMENDMENT TO (S)8.4 OF THE CREDIT AGREEMENT.   (S)8.4 of the Credit
          --------- -- ------ -- --- ------ ---------
Agreement is hereby deleted in its entirety and the following substitute in place thereof:

          "(S)8.4. CAPITAL EXPENDITURES.  As at the end of any fiscal year
                   ------- ------------
commencing with the fiscal year ending December 31, 1998, the total amount of Capital Expenditures for such fiscal year shall not exceed $7,000,000. To the extent that Capital Expenditures for the fiscal year ending December 31, 1998 are less than the full amount allowed hereunder, Borrower may carry forward up to $4,000,000 of the unused allowed amount to the fiscal year ending December 31, 1999."

     12.  BORROWING BASE REPORT.  After the date hereof, all Borrowing Base
          --------- ---- ------
Reports required to be submitted by the Borrower shall be in a revised form acceptable to the Bank.

     13.  CONDITIONS TO EFFECTIVENESS.  This Seventh Amendment shall become
          ---------- -- -------------
effective when executed and delivered by the respective parties hereto.

     14.  RATIFICATION, ETC.  Except as expressly amended, waived or consented
          ------------- ---
to hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Seventh Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall refer to the Credit Agreement as amended by this Seventh Amendment. By executing this Seventh Amendment where indicated below, the Guarantor hereby ratifies and confirms its guaranty of the Obligations, and acknowledges and consents to the terms of this Seventh Amendment.

     15.  GOVERNING LAW.  THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY AND
          --------- ---
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED ISNSTUMENT IN ACCORDANCE WITH SUCH LAWS.

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     16.  COUNTERPARTS.  This Seventh Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bank.

     17.  ENTIRE AGREEMENT.  The Credit Agreement as amended by this Seventh
          ------ ---------
amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are not unwritten oral agreements between the parties.

          IN WITNESS WHEREOF, the undersigned have duly executed this Seventh Amendment under seal as of the date first set forth above.

                              THE BORROWER:
                              -------------

                              AEROVOX INCORPORATED


                                     By: Jeffrey A. Templer
                                         ------------------
                                     Title: Senior Vice President
                                            ---------------------

                              THE GUARANTOR:
                              --------------

                              BHC AEROVOX, LTD.

                                     By: Jeffrey A. Templer
                                         ------------------
                                     Title: Senior Vice President
                                            ---------------------


                              THE BANK:
                              ---------

                              THE FIRST NATIONAL BANK OF BOSTON

                              By:    Mark Evitts
                                     ------------------
                              Title: Vice President
                                     --------------

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